EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Name	Country or State of Incorporation	Percent Ownership
ADI-Gardiner Limited	United Kingdom	100%
AlliedSignal Aerospace Service Corporation	Delaware	100%
AlliedSignal Holdings B.V.	Netherlands	100%
Alsip Packaging Inc.	Delaware	100%
Grimes Aerospace Company	Delaware	100%
Honeywell (China) Co., Ltd.	China	100%
Honeywell (Singapore) Pte. Ltd.	Singapore	100%
Honeywell Aerospace B.V.	Netherlands	100%
Honeywell Aerospace GmbH	Germany	100%
Honeywell Aerospace UK	United Kingdom	100%
Honeywell Aerospatiale Inc.	Canada	100%
Honeywell Analytics (Switzerland) GmbH	Switzerland	100%
Honeywell ASCa Inc.	Canada	100%
Honeywell Asia Pacific Inc.	Delaware	100%
Honeywell Automation India Limited	India	81.24%
Honeywell Avionics Systems Limited	United Kingdom	100%
Honeywell B.V.	Netherlands	100%
Honeywell Bermuda LP	Bermuda	100%
Honeywell Co., Ltd. (Korea)	Korea	100%
Honeywell Control Systems Limited	United Kingdom	100%
Honeywell Electronic Materials Inc.	Washington	100%
Honeywell Europe N.V.	Belgium	100%
Honeywell Finance LP	Delaware	100%
Honeywell Garrett Italia S.r.l.	Italy	100%
Honeywell Garrett S.A.	France	100%
Honeywell Japan Inc.	Japan	100%
Honeywell Korea Ltd.	Korea	100%
Honeywell Limited Honeywell Limitee	Canada	100%
Honeywell Luxembourg Finance Sarl	Luxembourg	100%
Honeywell Luxembourg Holding S.a.r.l.	Luxembourg	100%
Honeywell Resins & Chemicals L.L.C.	Delaware	100%
Honeywell Specialty Chemicals Seelze GmbH	Germany	100%
Honeywell spol s.r.l. (Czech Republic)	Czech Republic	100%
Honeywell Technical Services S.r.l.	Italy	100%
Honeywell Technologies Sarl	Switzerland	100%
Honeywell Technology Solutions Inc.	Delaware	100%
Honeywell Turbocharging Systems Japan Inc.	Japan	100%
Honeywell UK Limited	United Kingdom	100%
Novar Controls Corporation	Delaware	100%
Novar ED&S Limited	United Kingdom	100%
Novar Limited	United Kingdom	100%
Pharmaceutical Fine Chemicals S.A. (Parent)	Luxembourg	100%
Prestone Products Corporation	Delaware	100%
Trend Control Systems Limited	United Kingdom	100%
UOP Limited	United Kingdom	100%

The names of Honeywell’s other consolidated subsidiaries, which are primarily totally-held by Honeywell, are not listed because all such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.